                                                            Exhibit (8)(d)(vii)

                              FIRST AMENDMENT TO
                            PARTICIPATION AGREEMENT

   This First Amendment dated as of August ____, 2012 to the Participation Agreement dated May 1, 1995 between American General Life Insurance Company of Delaware (formerly AIG Life Insurance Company), Van Eck VIP Trust (formerly Van Eck Worldwide Insurance Trust) and Van Eck Securities Corporation (the "Agreement") is hereby amended as follows:

    1. Schedule A to the Agreement, a copy of which is attached hereto, is hereby amended to add additional variable annuity contracts in Separate Account I of the Company.

    2. Any and all references to the National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

    3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this First Amendment be effective as indicated hereinabove.

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
                                         ATTEST:

By:                                      By:
     ----------------------------------       ---------------------------------
Name:                                    Name:
Title:                                   Title:

VAN ECK VIP TRUST (formerly Van Eck Worldwide Insurance Trust)


By:
       --------------------------------
Name:
Title:

VAN ECK SECURITIES CORPORATION


By:
       --------------------------------
Name:
Title:

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

    NAME OF SEPARATE ACCOUNT AND               FORM NUMBERS OF CONTRACTS OR POLICIES
DATE ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT
-------------------------------------- ------------------------------------------------------

Separate Account I                     Profile Single Premium Variable Annuity
(June 5, 1986)                         Profile Flexible Premium Variable Annuity
                                       11VAN0896, 16VAN0896, 45648-4/87, 11VAN0896GP,
                                       11GVAN999, 11NLVAN100, 16GNSVAN0800

Separate Account II                    1 VUL 1294
(June 5, 1986)                         (Individual Variable Universal Life Insurance Policy)

                                       11GVUL0597
                                       (Group Variable Universal Life Insurance Policy)

Separate Account IV                    11GVUL0495, 11PVUL0996, 12PVUL1098X
(July 1, 1994)                         (Group Variable Universal Life Insurance Policy)

                                      2